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                                                                     EXHIBIT 8.2

   [GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP LETTERHEAD]

                                 April 21, 1999

AUCO, INC.
386 Main Street
Redwood City, CA

Gentlemen:

   We have acted as special counsel to you, AUCO, Inc. ("Auco"), a California corporation, in connection with the proposed merger (the "Merger") of Auco Merger Sub, Inc., a Delaware corporation that is wholly owned by Peerless Systems Corporation ("Peerless"), with and into Auco. This opinion is being furnished in connection with the preparation of Peerless' Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Merger.

   Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Registration Statement.

   We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "Certain United States Federal Income Tax Consequences of the Merger" does not purport to discuss all possible United States federal income tax consequences applicable to the Merger, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Merger to a holder of Auco Common Stock who participates in the Merger, based upon current law. There can be no assurances that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

   We hereby consent to the use of this opinion in connection with the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law

                             Very truly yours,

                             /s/ Gunderson Dettmer Stough Villeneuve Franklin
                                 & Hachigian, LLP